UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-49814	04-3627031

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices)

(517) 278-4566

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Other Exhibits
SIGNATURES
Amended & Restated Agreement & Plan of Merger

Item 5. Other Events and Regulation FD Disclosure.

     On September 2, 2003, Monarch Community Bancorp, Inc. (“Monarch Community Bancorp”), the parent company of Monarch Community Bank, and MSB Financial, Inc. (“MSB Financial”), the parent company of Marshall Savings Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which MSB Financial will merge with and into Monarch Community Bancorp. Concurrently with the merger, it is expected that Marshall Savings Bank will merge with and into Monarch Community Bank. The parties filed a Form 8-K on September 5, 2003 announcing the merger. The Merger Agreement and a press release were filed as exhibits to the Form 8-K.

     On September 24, 2003, Monarch Community Bancorp and MSB Financial executed an Amended and Restated Agreement and Plan of Merger ("Amended Merger Agreement") in order to make technical revisions.

     A copy of the Amended Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Other Exhibits.

Exhibit 2.1	Amended Merger Agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Community Bancorp, Inc.

Dated: September 26, 2003	By:	/s/ John R. Schroll

John R. Schroll
President and Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1	Amended and Restated Agreement and Plan of Merger, dated September 2, 2003 and Amended and Restated as of September 24, 2003 by and between Monarch Community Bancorp, Inc., Monarch Acquisition Corp. and MSB Financial, Inc.